UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 15, 2014

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado	001-33190	84-0796160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Form 8-K filed on July 16, 2014, McEwen Mining Inc. (the “Company”) announced on July 15, 2014 that the Board had promoted Dr. Nathan Stubina from Vice President, Technology, to Managing Director.  In his new position, Dr. Stubina will assume the responsibilities of president of the Company.

Prior to becoming the Managing Director, Dr. Stubina was Vice President, Technology of the Company, a position that he occupied since March 4, 2014. From September 2013 until he was hired by the Company, Dr. Stubina, age 56, was employed as the Precious and Base Metals Analyst at Byron Capital Markets where he was responsible for leading research initiatives in the mining sector.  From 2005 to 2013, Dr. Stubina was employed by Barrick Gold Corporation, including time as the Senior Manager — Barrick Technology Centre at Barrick Gold Corporation. The Barrick Technology Centre, located in Vancouver, British Columbia, provides metallurgical services to all of Barrick Gold’s operations and projects. Dr. Stubina was responsible for safety and health issues, environmental compliance, setting and adhering to budgets, human resource functions, preparing proposals, and approving technical reports.

Dr. Stubina has a Ph.D. in Metallurgy and Materials Science from the University of Toronto as well as Master of Engineering and a Bachelor of Engineering from McGill University.  Dr. Stubina has nearly thirty years of experience in the mining industry.

Dr. Stubina has been employed by the Company pursuant to an employment agreement effective February 18, 2014, and the provisions of that agreement, as verbally amended, shall continue to govern his employment in his new position.  The agreement provides that Dr. Stubina will be compensated at the rate of Cdn$220,000 per annum. It is expected that additional compensation in the form of stock options will be granted in the near future, such options to be granted and priced taking into account relevant stock exchange and other legal considerations.  The agreement is effective unless and until terminated by the employee or the Company and if the agreement is terminated by the Company without cause, as defined therein, the employee would be entitled to severance in an amount equal to three weeks of base salary for each full year employed by the Company, to a maximum of 12 weeks.

The Company issued a press release announcing the appointment of Dr. Stubina as Managing Director of the Company on July 15, 2014.  A copy of that press release is attached to the report on Form 8-K filed with the Securities and Exchange Commission on July 16, 2014.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                         Exhibits.  The following exhibit is filed with this report:

10.1                        Employment Agreement between the Company and Nathan Stubina dated February 18, 2014

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: July 21, 2014	By:	/s/ Perry Y. Ing
Perry Y. Ing, Vice President and Chief Financial Officer

Exhibit Index

The following is a list of the Exhibits filed herewith.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement between McEwen Mining Inc. and Nathan Stubina dated February 18, 2014.